THIRD SUPPLEMENTAL INDENTURE

THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of April 9, 2007, among Insurance Auto Auctions, Inc., an Illinois corporation (“IAAI”), Insurance Auto Auctions Corp., a Delaware corporation (“IAAC”), IAA Services, Inc., an Illinois corporation (“IAAS”), IAA Acquisition Corp., a Delaware corporation (“IAAA”), Auto Disposal Systems, Inc., an Ohio corporation (“ADS”), ADS Ashland, LLC, an Ohio limited liability company (“ADS Ashland”), and ADS Priority Transport Ltd., an Ohio limited liability company (“ADS Priority”) (IAAC, IAAS, IAAA ADS, ADS Ashland and ADS Priority each individually, a “Guarantor” and together, the “Guarantors”), and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, IAAI Finance Corp., a Delaware corporation (“IAAI Finance”), and the Trustee heretofore executed and delivered an Indenture, dated as of April 1, 2005, as supplemented by the Supplemental Indenture among IAAI Finance, IAAI, IAAC, IAAS, IAAA and the Trustee, dated as of May 25, 2005, as supplemented by the Supplemental Indenture among IAAI, the Guarantors and the Trustee, dated as of June 29, 2006 (as so supplemented, the “Indenture”), providing for the issuance of the 11% Senior Notes due 2013 (the “Notes”);

WHEREAS, the Board of Directors of IAAI has determined that it is in the best interests of IAAI to authorize and approve the amendments to the Indenture (the “Proposed Amendments”) set forth in this Supplemental Indenture;

WHEREAS, the Board of Directors of IAAC has determined that it is in the best interests of IAAC to authorize and approve the Proposed Amendments set forth in this Supplemental Indenture;

WHEREAS, the Board of Directors of IAAS has determined that it is in the best interests of IAAS to authorize and approve the Proposed Amendments set forth in this Supplemental Indenture;

WHEREAS, the Board of Directors of IAAA has determined that it is in the best interests of IAAA to authorize and approve the Proposed Amendments set forth in this Supplemental Indenture;

WHEREAS, the Board of Directors of ADS has determined that it is in the best interests of ADS to authorize and approve the Proposed Amendments set forth in this Supplemental Indenture;

WHEREAS, the Sole Member of ADS Ashland has determined that it is in the best interests of ADS Ashland to authorize and approve the Proposed Amendments set forth in this Supplemental Indenture;

WHEREAS, the Sole Member of ADS Priority has determined that it is in the best interests of ADS Ashland to authorize and approve the Proposed Amendments set forth in this Supplemental Indenture;

WHEREAS, Section 9.02 of the Indenture provides that IAAI and the Trustee may amend the Indenture with the written consent of the Holders of a majority in principal amount of the then outstanding Notes (“Requisite Consent”);

WHEREAS, IAAI has distributed an Offer to Purchase and Consent Solicitation Statement, dated March 22, 2007, as supplemented by a press release dated March 27, 2007 (the “Solicitation Statement”), and accompanying Consent and Letter of Transmittal, dated as of March 22, 2007, to the Holders of the Notes in connection with the Proposed Amendments as described in the Solicitation Statement;

WHEREAS, the Requisite Consent to the Proposed Amendments to the provisions of the Indenture have been received and all other conditions precedent, if any, provided for in the Indenture relating to the execution of this Supplemental Indenture have been complied with as of the date hereof; and

WHEREAS, the execution and delivery of this Supplemental Indenture have been duly authorized by IAAI and the Guarantors and all conditions and requirements necessary to make this instrument a valid and binding agreement of IAAI and the Guarantors have been duly performed and complied with.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, IAAI, the Guarantors and the Trustee mutually covenant and agree, for the equal and ratable benefit of the Holders of the Notes, as follows:

1.            CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.            AMENDMENTS TO THE DEFINITIONS AND REFERENCES IN THE INDENTURE AND THE NOTES. Any definitions used exclusively in the provisions of the Indenture or the Notes that are deleted as described in the Solicitation Statement, and any definitions used exclusively within such definitions, are hereby deleted in their entirety from the Indenture and the Notes, and all references in the Indenture and the Notes to paragraphs, Sections, Articles or other terms or provisions of the Indenture that have been otherwise deleted pursuant to this Supplemental Indenture are hereby deleted in their entirety or revised to conform herewith.

3.            AMENDMENTS TO ARTICLE 4 - COVENANTS AND ARTICLE 5 - SUCCESSORS. The following Sections of the Indenture, and any corresponding provisions in the Notes, are hereby deleted in their entirety and replaced with “Intentionally Omitted.”:

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Existing Section Number	Caption
Section 4.03	SEC Reports
Section 4.04(b)	Compliance Certificate
Section 4.06	Stay, Extension and Usury Laws
Section 4.07	Limitation on Restricted Payments
Section 4.08	Limitation on Restrictions on Distributions from Restricted Subsidiaries
Section 4.09	Limitation on Indebtedness
Section 4.10	Limitation on Sales of Assets and Subsidiary Stock
Section 4.11	Limitation on Transactions with Affiliates
Section 4.12	Limitation on Liens
Section 4.13	Business Activities
Section 4.14	Corporate Existence
Section 4.15	Offer to Repurchase upon Change of Control
Section 4.16	Limitation on the Sale or Issuance of Preferred Stock of Restricted Subsidiaries
Section 4.17	Future Subsidiary Guarantors
Section 5.01	Merger and Consolidation
Section 5.02	Successor Corporation Substituted

4.            AMENDMENTS TO ARTICLE 6 - DEFAULTS AND REMEDIES. Section 6.01 of the Indenture is hereby amended by deleting paragraphs (3), (4), (5), (6), (7) and (8) thereof.

5.            AMENDMENTS TO ARTICLE 8 - LEGAL DEFEASANCE AND COVENANT DEFEASANCE. Section 8.04 of the Indenture is hereby amended by deleting paragraphs (2), (3), (4), (5), (6) and (7) thereof.

6.           GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7.            COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8.            EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

9.            THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by IAAI and the Guarantors. The Trustee accepts the trusts created by the Indenture, as amended and supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as amended and supplemented by this Supplemental Indenture.

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10.         RATIFICATION OF INDENTURE; SUPPLEMENTAL PART OF INDENTURE. Except as specifically amended and supplemented by this Supplemental Indenture, the Indenture shall remain in full force and effect and is hereby ratified and confirmed. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of a Note heretofore or hereafter authenticated and delivered shall be bound hereby. This Supplemental Indenture shall become effective as of the date hereof at such time as executed counterparts of this Supplemental Indenture have been delivered by each party hereto to the other party hereto; provided, however, that no provision of this Supplemental Indenture shall be effective or binding on the parties hereto unless (i) such provision complies with the Trust Indenture Act and (ii) Holders of the requisite principal amount of Notes have provided consents (and not thereafter validly revoked such consent) to such provision on or prior to the date hereof. Notwithstanding an earlier execution date, the provisions of this Supplemental Indenture shall not become operative until the time and date upon which IAAI purchases the Notes that are accepted for purchase pursuant to the Solicitation Statement. IAAI shall promptly notify the Trustee that it has accepted for purchase the Notes; provided, however, failure to notify the Trustee shall not affect whether or not this Supplemental Indenture is operative.

11.         VALIDITY; ENFORCEABILITY. In case any provisions in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included herein or in the Indenture by the Trust Indenture Act, such required provision shall control.

12.         THIRD-PARTY BENEFICIARY. Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture.

13.         SUCCESSOR IN INTEREST. All agreements of IAAI and the Guarantors in this Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first written above.

INSURANCE AUTO AUCTIONS, INC.

By: /s/ Thomas C. O’Brien_________

Name: Thomas C. O’Brien

Title: President

INSURANCE AUTO AUCTIONS CORP.

By: /s/ Thomas C. O’Brien_________

Name: Thomas C. O’Brien

Title: President

IAA SERVICES, INC.

By: /s/ Thomas C. O’Brien_________

Name: Thomas C. O’Brien

Title: President

IAA ACQUISITION CORP.

By: /s/ Thomas C. O’Brien_________

Name: Thomas C. O’Brien

Title: President

AUTO DISPOSAL SYSTEMS, INC.

By: /s/ Thomas C. O’Brien_________

Name: Thomas C. O’Brien

Title: President

ADS ASHLAND, LLC

By: /s/ Thomas C. O’Brien_________

Name: Thomas C. O’Brien

Title: President

ADS PRIORITY TRANSPORT LTD.

By: /s/ Thomas C. O’Brien_________

Name: Thomas C. O’Brien

Title: President

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

By: /s/ Jeffery Rose_______________

Name: Jeffery Rose

Title: Vice President